Exhibit 4.4
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                            AMENDMENT NO. 12
                     TO THE FORT HOWARD CORPORATION
                     PROFIT SHARING RETIREMENT PLAN
                     ------------------------------


      WHEREAS, Section 10.09 of the Fort Howard Corporation Profit Sharing Retirement Plan, as amended and restated effective as of January 1, 1985 (the "Plan"), provides that the Plan may be amended by the Fort Howard Corporation Profit Sharing Retirement Plan Investment Advisory Board (the "Board") in accordance with the terms of such Section; and

     WHEREAS, the Board desires to amend the Plan;

     NOW, THEREFORE, the Plan is hereby amended, effective as of April 1, 1996, as follows:

     1.    Section 1.01 of the Plan is hereby amended to provide as follows:

           1.01 "ACCOUNTING DATE" means any ANNUAL ACCOUNTING DATE and any other date designated as such by the INVESTMENT ADVISORY BOARD. It is anticipated that PARTICIPANTS' ACCOUNTS shall be valued every business day or as frequently as permitted under the applicable investment vehicle.

     2. Section 1.10 of the Plan is hereby amended by deleting the last sentence of that Section and by replacing it with the following:

                 Such COMPANY CONTRIBUTIONS may, in the discretion of the COMPANY, be made in cash or in COMPANY SHARES valued at their fair market value as of the end of the month coincident with or immediately preceding the date upon which such COMPANY CONTRIBUTIONS are payable to the TRUST.

     3. Article 1 of the Plan is hereby amended by adding the following new Sections 1.11A and 1.11B immediately following Section 1.11 thereof:

           1.11A "COMMON STOCK FUND" means one of the investment funds established by the INVESTMENT ADVISORY BOARD pursuant to
                      Section 7.05 (Investment of Contributions), which investment fund shall be invested primarily in COMPANY SHARES.

           1.11B "COMPANY SHARES" means shares of common stock of the COMPANY.

     4. Sections 1.15, 1.16, 1.24, 1.27, and 1.31 of the Plan are hereby amended by deleting said Sections in their entirety, except for the purpose of numbering Sections.


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     5.     Section 4.01 of the Plan is hereby amended by deleting the first three sentences of that Section and by replacing them with the following:

                 Each PARTICIPANT who is an EMPLOYEE may elect, in accordance with such procedures as the INVESTMENT ADVISORY BOARD shall determine, to have the COMPANY make DEFERRED WAGE CONTRIBUTIONS on his behalf, which shall be not less than One percent (1%) nor more than Ten percent (10%) of his ANNUAL BASE PAY, and which shall be subtracted from such PARTICIPANT'S current compensation from the COMPANY and contributed to the TRUSTEE on his behalf. Any PARTICIPANT who is absent because of DISABILITY, is on LEAVE OF ABSENCE, LAYOFF, or MILITARY LEAVE or whose employment terminates and is subsequently reinstated, may make an election under this
                 Section in accordance with such procedures as the INVESTMENT ADVISORY BOARD shall determine. Any other EMPLOYEE may make such election in accordance with such procedures as the INVESTMENT ADVISORY BOARD shall determine.

      6. Sections 4.05 and 4.06 of the Plan are hereby amended to provide as follows:

            4.05  CHANGE IN DEFERRED WAGE CONTRIBUTION RATE

                  A PARTICIPANT who is an EMPLOYEE may, in accordance with such procedures as the INVESTMENT ADVISORY BOARD shall determine:

                  (a) make an initial election to have DEFERRED WAGE CONTRIBUTIONS made on his behalf;

                  (b) elect to change the amount of his DEFERRED WAGE CONTRIBUTIONS within the limits specified in Sections
                        4.01 (Amount of Deferred Wage Contributions) and 4.02 (Adjustment of Deferred Wage Contributions);

                  (c)   elect to stop DEFERRED WAGE CONTRIBUTIONS; or

                  (d) having stopped DEFERRED WAGE CONTRIBUTIONS in accordance with this Section 4.05, again elect to have such contributions made on his behalf within the election percentage limitations specified in the above-mentioned Section 4.01 and the general limitations of the above-mentioned Section 4.02.

                  A PARTICIPANT who is making DEFERRED WAGE CONTRIBUTIONS immediately prior to April 1, 1996 may elect to change the amount of his DEFERRED WAGE CONTRIBUTIONS under paragraph
                  (b) above effective as of April 1, 1996. Thereafter, any of the above specified elections may be made each PLAN YEAR


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                  only during the month of December and shall be effective
                  beginning with the first pay period following the next January 1.

           4.06 ALLOCATION OF EARNINGS TO DISTRIBUTIONS OF EXCESS DEFERRALS, EXCESS DEFERRED WAGE CONTRIBUTIONS AND EXCESS AGGREGATE CONTRIBUTIONS

                 The earnings allocable to distributions of excess deferrals, excess deferred wage contributions and excess aggregate contributions required under Sections 4.01,
                 4.02 and 6.05 shall be determined by multiplying the earnings attributable to the PARTICIPANT'S DEFERRED WAGE CONTRIBUTIONS or to the COMPANY CONTRIBUTIONS allocated under Section 7.03(a) of the PLAN, as the case may be, for the PLAN YEAR (and for that portion of the subsequent PLAN YEAR that precedes the date of distribution), by a fraction, the numerator of which is the applicable excess amount, and the denominator of which is the balance in the PARTICIPANT'S applicable ACCOUNT or ACCOUNTS on the distribution date reduced by gains (or increased by losses) attributable to such ACCOUNT or ACCOUNTS since the beginning of the PLAN YEAR in which the applicable excess amount occurred.

     7. Section 7.02 of the Plan is hereby amended to provide as follows:

            7.02 VALUATION OF ACCOUNTS
                 PARTICIPANTS' ACCOUNTS invested in the various investment funds will be maintained on the basis of dollar values or units that may be converted to dollar values or COMPANY SHARES. Pursuant to rules established by the INVESTMENT ADVISORY BOARD and applied on a uniform and nondiscriminatory basis, PARTICIPANTS' ACCOUNTS will be valued on each ACCOUNTING DATE to reflect the fair market value (as determined by the TRUSTEE) of the various investment funds as of such date, including adjustments to reflect any distributions (including withdrawals), contributions, rollovers, transfers between investment funds, income, losses, appreciation, or depreciation with respect to such ACCOUNTS since the previous ACCOUNTING DATE.

     8. Section 7.03 of the Plan is hereby amended by deleting that portion of that Section that precedes subparagraph (a) thereof and by replacing it with the following:

           7.03  ALLOCATION OF COMPANY CONTRIBUTIONS AND FORFEITURES
                 Subject to the limitations of Section 7.04 (Limitations on Additions to Participants' Accounts), as soon as administratively feasible after each ANNUAL ACCOUNTING DATE,


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                 the COMPANY CONTRIBUTION for the year ending on such date
                 shall be allocated and credited to the COMPANY CONTRIBUTION ACCOUNTS of PARTICIPANTS employed by the COMPANY during such year as follows:

      9. Section 7.03 of the Plan is further amended by deleting the last paragraph of that Section and by replacing it with the following:

                 All FORFEITURES of prior PARTICIPANTS which have not been recredited in accordance with either Section 8.06 (Reemployment After Resignation/Dismissal and Incurring a Break in Service), or Section 8.08 (Determination of Account of Reemployed Participant Who Has Not Incurred a Break in Service), including the INVESTMENT EARNINGS thereon, shall be allocated and credited to the COMPANY CONTRIBUTION ACCOUNTS of PARTICIPANTS who were employed by the COMPANY during such year according to the formula set forth in this Section 7.03 for the allocation of COMPANY CONTRIBUTIONS.

     10. Section 7.04 of the Plan is hereby amended by deleting the phrase "in any calendar year" that appears in the first sentence of that Section and by replacing it with the phrase "for any calendar year".

     11.   Section 7.05 of the Plan is hereby amended to provide as follows:

           7.05   INVESTMENT OF CONTRIBUTIONS

                 Contributions made to the PLAN by or on behalf of a PARTICIPANT shall be invested in such investment fund or funds, or any of them, and in such amounts as determined by the INVESTMENT ADVISORY BOARD in its sole discretion, including the COMMON STOCK FUND. PARTICIPANTS shall direct the manner in which their ACCOUNT balances are to be invested in accordance with such uniform and nondiscriminatory rules and procedures as the INVESTMENT ADVISORY BOARD may adopt, including but not limited to the following:

                 (a) Subject to paragraph (c) below, a PARTICIPANT may elect, not more often than once every Ninety (90) days, to change his investment election with respect to future contributions made by him or on his behalf.

                 (b) Subject to paragraph (c) below, a PARTICIPANT may elect, not more often than once every Ninety (90) days, to reallocate his existing ACCOUNTS among the available investment funds.

                 (c) In no event may a PARTICIPANT elect that more than Fifty (50) percent of future contributions made by him




                                  - 4 -
                       or on his behalf be invested in the COMMON STOCK FUND; nor may a PARTICIPANT elect to reallocate his existing ACCOUNTS so that more than Ten (10) percent of his existing ACCOUNTS is invested in the COMMON STOCK FUND.

     12. Section 8.02 of the Plan is hereby amended by deleting the last paragraph of that Section and by replacing it with the following:

                 The amount of such PARTICIPANT'S COMPANY CONTRIBUTION ACCOUNT, DEFERRED WAGE ACCOUNT and PRIOR PARTICIPANT ACCOUNT shall be distributed in accordance with Section 9.01 (Manner of Distribution).

     13. Section 8.03 of the Plan is hereby amended by deleting the last paragraph of that Section and by replacing it with the following:

                 The amount of such vested ACCOUNTS shall be distributed in accordance with Section 9.01 (Manner of Distribution).

     14. Section 8.06(a) of the Plan is hereby amended by deleting the second sentence of that Section and by replacing it with the following:

                 Such amount shall be subtracted from the balance of FORFEITURES in the PLAN as soon as administratively feasible after such PARTICIPANT'S reemployment and credited to his COMPANY CONTRIBUTION ACCOUNT.

     15. Section 8.06(b) of the Plan is hereby amended by deleting the last sentence of that Section and by replacing it with the following:

                 Amounts so restored shall be subtracted from the balance of FORFEITURES in the PLAN as soon as administratively feasible following the repayment.

     16.    Section 8.10 of the Plan is hereby amended to provide as follows:

            8.10 STATEMENT OF ACCOUNT

                 As soon as practicable after the end of each calendar quarter, each PARTICIPANT shall be furnished with a statement reflecting the condition of his ACCOUNTS as of such date.

     17.    Section 9.01 of the Plan is hereby amended to provide as follows:

            9.01 MANNER OF DISTRIBUTION

                 Subject to the conditions set forth below and the provisions of Section 9.02 (Inservice Withdrawals), as soon as administratively feasible after a PARTICIPANT'S VESTING VALUATION DATE, any amounts to which he is entitled hereunder



                                  - 5 -
                 shall be distributed to him, or to his BENEFICIARY if he is deceased. Distribution can be made in either of the following ways, as the PARTICIPANT determines:

                 (a) In a lump sum representing the full amount distributable at the time of such distribution; or

                 (b) In a series of installments, annually or more frequently, over a period not to exceed the life expectancy of the PARTICIPANT or the life expectancy of the PARTICIPANT and his designated BENEFICIARY, determined as of the date payments are to begin; provided that, if such BENEFICIARY is not the PARTICIPANT'S spouse and is more than 10 years younger than the PARTICIPANT, the installments shall be paid over a period not exceeding the joint life expectancy of the PARTICIPANT and a BENEFICIARY 10 years younger than the PARTICIPANT.

                 The life expectancy of a PARTICIPANT, his spouse or his designated BENEFICIARY shall be determined by use of the expected return multiples contained in the regulations under
                 Section 72 of the CODE. If a PARTICIPANT so elects, the life expectancy of the PARTICIPANT and his spouse shall be recalculated annually. In the absence of such an election, life expectancies shall not be recalculated.

                 Pursuant to such uniform and nondiscriminatory rules and procedures as the INVESTMENT ADVISORY BOARD may adopt, a PARTICIPANT who has elected installment payments may modify the installment period or the frequency of payments, provided that all installment distributions under the PLAN must comply with the requirements of Section 401(a)(9) of the CODE.

                 Payments shall commence as promptly as is reasonably convenient after a PARTICIPANT'S VESTING VALUATION DATE, and, unless the PARTICIPANT otherwise requests, in no event later than the Sixtieth (60th) day after the close of the calendar year in which the VESTING VALUATION DATE occurs; provided, however, that if the amount distributable cannot be ascertained, payment may be made no later than Sixty (60) days after the earliest date on which the amount distributable to the PARTICIPANT can be ascertained.

                 If the PARTICIPANT elects to defer payment of his ACCOUNTS under the next preceding paragraph, or if the PARTICIPANT elects to receive payment in the form of installments, the PARTICIPANT'S ACCOUNTS will continue to be held and adjusted in accordance with the provisions of Section 7.02 (Adjustment of Accounts) until complete distribution thereof has been made. In the event that an installment form of distribution



                                  - 6 -
                 is effective, payments will be made, to the extent practicable, pro rata from the various investment funds in which the PARTICIPANT'S ACCOUNT is invested.

                 If a PARTICIPANT dies after his required commencement date (as defined in Section 9.08), the remaining portion of his benefits must be distributed over a period not exceeding the period over which payments were being made to the PARTICIPANT. If a PARTICIPANT dies before his required commencement date, his benefits must be distributed over a period not exceeding the greatest of: (i) five years from the death of the PARTICIPANT; (ii) in the case of payments to a designated BENEFICIARY other than the PARTICIPANT'S spouse, the life expectancy of such BENEFICIARY, provided payments begin within one year of the PARTICIPANT'S death; or (iii) in the case of payments to the PARTICIPANT'S spouse, the life expectancy of such spouse, provided payments begin by the date the PARTICIPANT would have attained age 70-1/2. A PARTICIPANT may select, in accordance with such rules as the INVESTMENT ADVISORY BOARD may establish, the method of distributing his benefits to him; a PARTICIPANT, if he so desires, may direct how his benefits are to be paid to his BENEFICIARY; and the INVESTMENT ADVISORY BOARD shall select the method of distributing the PARTICIPANT'S benefits to his BENEFICIARY if the PARTICIPANT has not made an election in accordance with such rules as the INVESTMENT ADVISORY BOARD may establish. All distributions under the PLAN shall comply with the requirements of Section 401(a)(9) of the CODE and the regulations thereunder. If a PARTICIPANT'S vested ACCOUNT balances exceed $3,500, distributions may not be made to the PARTICIPANT before age 65 without his consent. All distributions shall be paid in cash, except as provided in
                 Section 9.06 (Distribution in Company Shares).

     18. Section 9.02 of the Plan is hereby amended by deleting the first four block paragraphs of Paragraph A of that Section and by replacing them with the following:

                       The PARTICIPANT may make inservice withdrawals from his PRIOR PARTICIPANT ACCOUNT from time to time only in such amounts as, in the INVESTMENT ADVISORY BOARD'S opinion, shall be reasonably necessary in accordance with such procedures as the INVESTMENT ADVISORY BOARD shall determine, but in no event shall the cumulative amount of all such inservice withdrawals made by a PARTICIPANT exceed the lesser of (a) the amount of his total PRIOR PARTICIPANT CONTRIBUTIONS thereto, or (b) the balance of his PRIOR PARTICIPANT ACCOUNT immediately preceding the date of such inservice withdrawal.




                                  - 7 -
                       Payments of amounts withdrawn by a PARTICIPANT shall be made pro rata from the investment funds in which the PARTICIPANT'S ACCOUNT is invested.

                       For purposes of this section, withdrawals shall be limited to the following purposes:

                        I) Medical expenses of the PARTICIPANT, his spouse, or his children or dependents;

                       II) Payment on an existing real estate mortgage on the PARTICIPANT'S principal residence;

                      III)   Repairs on the PARTICIPANT'S residence;

                       IV) Post high school educational expenses of the PARTICIPANT, his spouse, or his children or dependents;

                        V) Purchase of a new principal residence by the PARTICIPANT; or

                       VI) Funeral expenses of the PARTICIPANT'S spouse, parents, children, or dependents.

                 The PLAN requires minimum withdrawal amounts for each category. A minimum withdrawal of Five Hundred and 00/100 Dollars ($500.00) is required for medical, educational and funeral expenses. A minimum withdrawal of One Thousand and 00/100 Dollars ($1,000.00) is required for payment of real estate mortgages, repairs to a residence, or the purchase price of a new residence; however, the minimum withdrawal provision is waived for a PARTICIPANT who seeks a hardship withdrawal to purchase his first residence.

      19. Section 9.02 of the Plan is further amended by adding the following new subparagraph to Paragraph A of that Section, immediately following subparagraph 9.02A(5)(b):

                      6) Funeral Expenses--Attach a copy of bill or estimated bill setting forth funeral expenses.

       20. Section 9.02 of the Plan is further amended by deleting the first sentence of Paragraph B of that Section and by replacing it with the following:

                 The PARTICIPANT may make inservice hardship withdrawals from his DEFERRED WAGE ACCOUNT from time to time only in such amounts as, in the INVESTMENT ADVISORY BOARD'S opinion, shall be reasonably necessary in accordance with such procedures as the INVESTMENT ADVISORY BOARD shall determine, but in no event shall the cumulative amount of such inservice hardship


                                  - 8 -
                 withdrawals made by a PARTICIPANT exceed the lesser of (a) the amount of his total DEFERRED WAGE ACCOUNT CONTRIBUTIONS thereto or (b) the balance of his DEFERRED WAGE ACCOUNT immediately preceding the date of such inservice hardship withdrawal.

      21. Section 9.02 of the Plan is further amended by deleting the last sentence of that Section and by replacing it with the following:

                 Payments of amounts withdrawn by a PARTICIPANT shall be made pro rata from the investment funds in which the PARTICIPANT'S ACCOUNT is invested.

     22. Section 9.03 of the Plan is hereby amended by deleting the first sentence of that Section and by replacing it with the following:

                 An amount withdrawn by a PARTICIPANT may be partially or entirely restored to his PRIOR PARTICIPANT ACCOUNT at any time.

     23. Section 9.05 of the Plan is hereby amended by deleting the phrase "in writing" from the first sentence of that Section.

     24.    Section 9.06 of the Plan is hereby amended to provide as follows:

            9.06    DISTRIBUTION IN COMPANY SHARES

                    A PARTICIPANT who is entitled to receive a distribution under Section 9.01 (Manner of Distribution) may decide, in accordance with such rules as the INVESTMENT ADVISORY BOARD may establish, to receive that portion of his ACCOUNTS that is invested in the COMMON STOCK FUND in an equivalent number of COMPANY SHARES as determined by the TRUSTEE. Such COMPANY SHARES shall be valued at their then fair market value as determined by the TRUSTEE. Withdrawals under Section 9.02 (Inservice Withdrawals) shall be paid in cash.

     25.   Section 10.13 of the Plan is hereby amended to provide as follows:

           10.13    STOCK RIGHTS OF PARTICIPANTS

                    (a) Voting Rights. Each PARTICIPANT (or, in the event of his death, his BENEFICIARY) shall have the right to direct the TRUSTEE as to the manner in which his proportionate share of COMPANY SHARES held in the COMMON STOCK FUND are to be voted on each matter brought before an annual or special stockholders' meeting of the COMPANY. Before each such meeting of stockholders, the INVESTMENT ADVISORY BOARD shall cause to be furnished to each PARTICIPANT (or



                                  - 9 -
                          BENEFICIARY) a copy of the proxy solicitation material, together with a form requesting confidential directions on how such PARTICIPANT'S proportionate share of COMPANY SHARES held in the COMMON STOCK FUND shall be voted on each such matter. Upon timely receipt of such directions, the TRUSTEE shall on each such matter vote as directed a number of shares (including fractional shares) of COMPANY SHARES representing the PARTICIPANT'S proportionate interest in COMPANY SHARES held in the COMMON STOCK FUND. The instructions received by the TRUSTEE from PARTICIPANTS shall be held by the TRUSTEE in confidence and shall not be divulged or released to any person, including officers or employees of the COMPANY or any RELATED CORPORATION. The TRUSTEE shall vote COMPANY SHARES with respect to which it has not received direction in the same proportion as COMPANY SHARES with respect to which it has received PARTICIPANTS' (or BENEFICIARIES') directions.

                    (b) Rights on Tender or Exchange Offer. Each PARTICIPANT (or, in the event of his death, his BENEFICIARY) for purposes of this Section 10.13(b) is hereby designated a "named fiduciary" within the meaning of Section 403(a)(1) of ERISA and shall have the right, to the extent of his proportionate interest in COMPANY SHARES held in the COMMON STOCK FUND, to direct the TRUSTEE in writing as to the manner in which to respond to a tender or exchange offer with respect to COMPANY SHARES. The INVESTMENT ADVISORY BOARD shall use its best efforts to timely distribute or cause to be distributed to each PARTICIPANT (or BENEFICIARY) such information as will be distributed to stockholders of the COMPANY in connection with any such tender or exchange offer. Upon timely receipt of such instructions, the TRUSTEE shall respond as instructed with respect to a number of COMPANY SHARES representing such PARTICIPANT'S proportionate interest in COMPANY SHARES held in the COMMON STOCK FUND. The instructions received by the TRUSTEE from PARTICIPANTS shall be held by the TRUSTEE in confidence and shall not be divulged or released to any person, including officers or employees of the COMPANY or any RELATED CORPORATION. If the TRUSTEE shall not receive timely instruction from a PARTICIPANT (or BENEFICIARY) as to the manner in which to respond to such a tender or exchange offer, the TRUSTEE shall not tender or exchange any COMPANY SHARES with respect to which such PARTICIPANT has the right of direction.


                                 - 10 -
                    (c) Appointment of Fiduciary. The INVESTMENT ADVISORY BOARD shall be designated, under Section 404(c) of ERISA, as the fiduciary responsible for ensuring that (i) the procedures adopted by the COMPANY with respect to the exercise of the foregoing voting and tender rights are sufficient to safeguard the confidentiality of information related to such exercise; (ii) such procedures are being followed by the COMPANY; and (iii) an independent fiduciary is appointed whenever the INVESTMENT ADVISORY BOARD deems it appropriate for the proper exercise of the foregoing voting and tender rights.

     26. Section 11.03(e) of the Plan is hereby amended by deleting the parenthetical phrase "(including the INCREMENT)" that appears in that Section.

     27. Section 12.07 of the Plan is hereby amended by deleting the phrase "in writing" from the first sentence of that Section.

     28.   In all other respects, the Plan is hereby ratified and approved.




Executed this 20th day of March, 1996.



                                      FORT HOWARD CORPORATION
                                      PROFIT SHARING RETIREMENT PLAN
                                      INVESTMENT ADVISORY BOARD




                                      By:/S/JAMES W. NELLEN II
                                            Member of the Board